 Exhibit (a)(1)(iii)
Notice of Guaranteed Delivery
to Tender Shares of Common Stock
of
Y-MABS THERAPEUTICS, INC.
At
$8.60 Per Share
To
YOSEMITE MERGER SUB, INC.
a wholly owned subsidiary of
PERSEUS BIDCO US, INC.
(not to be used for Signature Guarantees)
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE FOLLOWING 11:59 P.M., EASTERN TIME, ON SEPTEMBER 15, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) the procedures for book-entry transfer described in Section 3 of the Offer to Purchase (as defined below) cannot be completed on a timely basis, or (ii) time will not permit all required documents to reach Equiniti Trust Company, LLC (the “Depositary”) on or prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by hand, or may be transmitted by facsimile transmission or mail, to the Depositary at the addresses, secure upload link and facsimile number set forth below. See Section 3 of the Offer to Purchase.
The Depositary for the Offer is:
Delivery of Documents to Depositary may be made as follows:
If delivering Shares by mail: Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 525 Ridgefield Park, New Jersey 07660
If delivering Shares by hand, express mail, courier or any other expedited mail service:
Equiniti Trust Company, LLC
55 Challenger Road
Suite # 200
Ridgefield Park, New Jersey 07660
Attn: Reorganization Department

Phone: Toll-free (877) 248-6417
(718) 921-8317
Fax: (718) 765-8758
For information, call MacKenzie Partners, Inc., the Information Agent for the Offer (the “Information Agent”). Stockholders may call toll free: (800) 322-2885; Banks and Brokers may call: (212) 929-5500.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THE ADDRESS SET FORTH ABOVE FOR THE DEPOSITARY DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address prior to the Expiration Time. Deliveries of this Notice of Guaranteed Delivery to Y-mAbs Therapeutics, Inc., a Delaware corporation (the “Company”), the Information Agent or The Depository Trust & Clearing Corporation (“DTC”) will not be forwarded to the Depositary and therefore will not be deemed to be validly tendered.

Ladies and Gentlemen:
The undersigned hereby tenders to Yosemite Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Perseus BidCo US, Inc., a Delaware corporation (“Parent”), the above-described shares of common stock, par value $0.0001 per share (the “Shares”), of Y-mAbs Therapeutics, Inc., a Delaware corporation (the “Company”), for $8.60 per Share in cash, without interest, subject to any applicable withholding of taxes (the “Offer Price”), on the terms and subject to the conditions set forth in the Offer to Purchase (as it may be amended or supplemented from time to time, the “Offer to Purchase”), this Notice of Guaranteed Delivery (as it may be amended or supplemented from time to time, the “Notice of Guaranteed Delivery”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) (which three documents, together with other related materials, collectively constitute the “Offer”), receipt of all of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.
Number of Shares Being Tendered:

☐
Check here if Shares will be tendered by book-entry transfer.

DTC Account Number:
Date:
Name(s) of Record Holder(s):

(Please type or print)
Address(es) of Record Holder(s):

(Include Zip Code)
Area Code and Tel. No. of Record Holder(s):

(Daytime telephone number)
Signature(s):

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
GUARANTEE
(Not to Be Used for Signature Guarantee)
The undersigned, a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 (the “Eligible Institution”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (3) it will deliver to the Depositary confirmation of book-entry transfer of such Shares into the Depositary’s account at DTC, together with a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within one NASDAQ Global Market trading day after the Expiration Time
Name of Firm:
Authorized Signature:
Name (Please Type or Print):
Title:
Address:
Zip Code:
Telephone No.:
Date:
DO NOT DELIVER ANY DOCUMENTS TO PURCHASER, PARENT, THE INFORMATION AGENT OR DTC. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OR ANY OTHER REQUIRED DOCUMENTS TO PURCHASER, PARENT, THE INFORMATION AGENT OR DTC DOES NOT CONSTITUTE A VALID TENDER.